Exhibit 7.03


On March 21, 2007, a document was posted on the Teamsters.org Web site titled "TDU Backs Hugh Sawyer/Rutland Family Over Yucaipa Proposal" (the "Leaflet"). This "Leaflet" purports to provide a "comparison of the terms in the Yucaipa and Sopris plans." The Leaflet contains a series of false and misleading statements. What follows is a summary of some of the major misrepresentations in the Leaflet along with the relevant facts to correct the false and misleading statements.

------------------------- ------------------------------------------------- ------------------------------------------------------
Issue                     Leaflet Statement                                 The Facts
------------------------- ------------------------------------------------- ------------------------------------------------------
Plan Support              "What they aren't telling you is that the         The Sopris Plan is NOT backed by Hugh Sawyer and the
                          Sopris proposal is backed by Hugh Sawyer and      Rutland Family.  It is backed by an investment fund
                          the Rutland Family!"                              known as Sopris Partners, Series A of Sopris Capital
                                                                            Partners, L.P. Hugh Sawyer and the Rutland Family
                                                                            are currently on the Allied Board of Directors.
                                                                            This is the same Board that voted to support the
                                                                            Yucaipa Plan (NOT the Sopris Plan), and the same
                                                                            Board that has been rebuffing Sopris at every turn.
                                                                            To somehow equate the Sopris Plan with a Hugh Sawyer
                                                                            / Rutland Family Proposal is simply wrong!  If Hugh
                                                                            Sawyer and the Rutland Family were truly backing the
                                                                            Sopris Plan, then the Company would not be a partner
                                                                            with Yucaipa trying to pursue the Yucaipa Plan.
------------------------- ------------------------------------------------- ------------------------------------------------------
New Management            "No promise of new management; the current        The Sopris Plan never indicated that current owners
                          owners would stay in place (including the         would stay in place.  In fact, Sopris would be the
                          Rutland Family) and can keep the same             new majority owner and would elect a new Board of
                          management."                                      Directors.  This new Board is expected to hire a new
                                                                            management team, including a new CEO who would
                                                                            replace Hugh Sawyer.  If you go to page 5 of the
                                                                            Sopris Plan, in Section C titled "New Board of
                                                                            Directors and Management," you will discover the
                                                                            truth.
------------------------- ------------------------------------------------- ------------------------------------------------------
Ownership and Control     "Existing shareholders, including the Rutland     Existing shareholders would only keep 10% of the new
                          family and other investors, will keep ownership   equity in Allied and if they want, they can purchase
                          and control of Allied, together with Sopris.      in the aggregate up to an additional 39% of the new
                          This is the same group that hired Hugh Sawyer     equity in Allied.  Sopris will be the new majority
                          and supervised management over the past several   owner, not existing shareholders.  Sopris, not the
                          years."                                           Rutland Family, will be in control and have the
                                                                            power to correct previous owners' mistakes.

                                                                            The Sopris Plan offers Teamsters employees 101,010
                          "Sopris is dangling the prospect of the           shares of the new equity in Allied and 10-year
                          Teamsters union getting 100,000 shares of         warrants to purchase up to 819,001 shares.  This
                          Allied stock, but this is only 1% of the total,   means Teamsters employees could own about 8.5% of
                          that is, a token amount. The stock may be         the new Allied.  THIS IS NOT A TOKEN AMOUNT; THIS IS
                          worthless under their plan, which has not been    A SIGNIFICANT STAKE.
                          sanctioned by the Bankruptcy Court."
                                                                            No plan has been sanctioned by the Bankruptcy Court
                          "...the Sopris proposal is backed by Hugh Sawyer  yet, including the Yucaipa Plan.
                          and the Rutland Family!"
                                                                            Unlike Yucaipa who believes Allied's equity is
                                                                            worthless, Sopris believes each Teamsters employee
                                                                            has worked very hard to create a valuable company
                                                                            with equity value today.  Don't let Yucaipa steal
                                                                            what you have worked hard to create - remember
                                                                            Yucaipa will take 100% of the new equity and will
                                                                            NOT share any of this upside with you.

                                                                            Track record of saving members' jobs?!  Why then
                                                                            does Yucaipa want to sell Allied Canada to PTS?  If
                                                                            Allied Canada is sold to PTS, that will likely mean
                          "Yucaipa is a union-friendly company with a       less Allied U.S. work and that means layoffs.  This
                          track record of working with unions to save       does not seem like a "union-friendly" strategy to
                          members' jobs at distressed companies."           us.  Sopris does not intend to sell Allied Canada,
                                                                            as we believe a North America footprint (U.S. and
                                                                            Canada) puts Allied in a better competitive
                                                                            position.
------------------------- ------------------------------------------------- ------------------------------------------------------


------------------------- ------------------------------------------------- ------------------------------------------------------
Issue                     Leaflet Statement                                 The Facts
------------------------- ------------------------------------------------- ------------------------------------------------------
                         "Under the Sopris plan, Allied is crushed under   First of all, the Sopris Plan is a fully-funded plan
New Debt                  the weight of massive new debt - about $400       which includes committed financing to pay for the
                          Million. Potentially, this could lead to a        much needed new rigs.  Under the Sopris Plan, there
                          second Allied bankruptcy in the future. "         will be new debt AND NEW EQUITY.

                          "Why? Because the Sopris plan lets stockholders   The new debt issued to old creditors under the
                          keep their equity, which means that creditors     Sopris Plan does not require Allied to make cash
                          have to be paid in full."                         interest payments for up to 7 years unless Allied is
                                                                            succeeding and certain financial tests are met (and
                                                                            under all circumstances requires no interest for the
                                                                            first two years).  In addition, the Sopris exit
                                                                            financing does not require Allied to make cash
                                                                            interest payments for the first three years, during
                                                                            which time Allied will upgrade and renew the fleet.
                                                                            Simply put, the Sopris Plan requires NO cash
                                                                            interest for at least the first two years,
                                                                            potentially significantly longer.

                                                                            By contrast, the Yucaipa Plan will require at least
                                                                            $25 million per year in cash interest for the first
                                                                            three years.  This will be required to service at
                                                                            least $315 million in new debt being put on Allied
                                                                            under the Yucaipa Plan.  It is under the Yucaipa
                                                                            Plan that the company may be crushed under the
                                                                            weight of massive debt service requirements.  Under
                                                                            the Sopris plan, the company will be self-sustaining
                                                                            and would not need to raise additional financing in
                                                                            the future to fund the projected fleet upgrade
                                                                            program.
------------------------- ------------------------------------------------- ------------------------------------------------------
Labor Concessions         "Sopris wants EXACTLY the same concessions -      Sopris has and is offering a better deal than
                          15% for three years, capped at $35 Million."      Yucaipa - plain and simple.  Sopris does not want
                                                                            the EXACT same concessions.  We think Teamsters
                          "No one, repeat, NO ONE, has ever offered a       employees can do much better!  Yucaipa wants
                          better deal than this."                           Teamsters employees to give up $35 million every
                                                                            year for three years.  We have proposed only $30
                                                                            million, $5 million less every year for three years.

                                                                            This equates to an average improvement of $1,351 in
                                                                            higher wages per year for each Teamster employee!
                                                                            This is more money for you than the Yucaipa Plan!

                                                                            In addition, Sopris proposes to give equity to the
                                                                            Teamsters as well. Sopris recognizes that the
                                                                            Teamsters are critical to the success of Allied and
                                                                            therefore is pleased to have the employees share in
                                                                            Allied's future success through equity ownership in
                                                                            Allied.
------------------------- ------------------------------------------------- ------------------------------------------------------
Exit Financing            "Is it true, as TDU claims, that Sopris will      This is the WRONG WEBSITE!  The website mentioned is
                          invest $100 Million in Allied?"                   for Sopris Partners LLC.  We are Sopris Partners,
                                                                            Series A of Sopris Capital Partners, L.P. - there is
                          "Go to the Sopris website and click on            ABSOLUTELY NO relationship between the two
                          "investment criteria." Sopris says "We            companies.  This is incorrect and insulting to
                          generally invest between $1 million and $5        Teamsters employees.  Why would the Teamsters
                          million in the equity of companies." So where     national campaign organizers direct Teamsters
                          did TDU get the $100 Million figure from?"        employees to the wrong website?!  Either they could
                                                                            not find correct information and do not check their
                          "Why doesn't Yucaipa's plan provide for "exit     work, and/or they deliberately want to mislead
                          financing?" It does. Look on page 38 of the       Teamsters and misrepresent who Sopris is in hopes of
                          plan Yucaipa has filed with the court, under      deceiving you to vote in favor of the Yucaipa Plan!
                          the heading, "Exit financing." Under Yucaipa's
                          plan, Allied will emerge with less total debt     As a matter of fact, if the Sopris Plan is accepted,
                          than under Sopris' plan."                         Sopris LP will invest much more than $100 million.
                                                                            Sopris has committed $345 million in new capital to
                          "Yucaipa is committed to investing enough money   its plan, whereas Yucaipa has committed zero new
                          into Allied to get you new rigs."                 capital to its plan.
------------------------- ------------------------------------------------- ------------------------------------------------------
On New Management         "From page 5 of the Sopris term sheet, it says    To quote the Sopris Plan Term Sheet verbatim:
                          - "Members of senior management shall continue    "Members of senior management shall continue to
                          to serve...""                                       serve until the Effective Date."  The Effective Date
                                                                            is the day on which Allied comes out of bankruptcy.
                                                                            Do not let incomplete sentences mislead you.  Hear
                                                                            the facts, not a misleading spin on them.
------------------------- ------------------------------------------------- ------------------------------------------------------

A vote on a labor proposal is a significant decision. Teamsters considering a vote on the Yucaipa proposal should do so knowing the facts. Do not be misled with false statements. Sopris has offered the Teamsters a better concession package, which includes more dollars in Teamster pockets (over $1,350 more per year per Teamster), and includes an equity stake (up to 8.5%) in the new Allied so Teamsters can share in the future success of the company (remember Yucaipa gives zero equity to Teamsters). There is one statement from the Leaflet we can agree with, which is "Vote Your Common Sense."